Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-144945

*ABS* $850mm GE Capital Credit Card (GEMNT) 2010-3 *PRICED* JOINT BOOKS: Barclays, Citi SEC Registered CO-MANAGERS: BofAML, Castle Oak, Loop, RBC, RBS CLS $AMT-mm WAL M/F L.FINAL BENCH+SPRD CPN YLD% $ PRICE

A 850.000 2.98 Aaa/AAA 06/15/16 IntS+75 2.21 2.224 99.98897

* ERISA Eligible

* Min Denominations: $100k by $1k

* Expected Settle: 06/24/10

* Timing: Today

* First Payment Date: 08/16/10

* B&D: Barclays Capital

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS BY CALLING BARCLAYS CAPITAL INC., TOLL-FREE AT 1-888-603-5847.